EXHIBIT 99.1

Bruker BioSciences Corporation Announces Agreement to Acquire the Bruker BioSpin Group for $914 Million in Cash and Stock

Combined Company Will Be a Leading Provider of High-Performance Scientific Instrumentation and Analytical Solutions for Life Science and Materials Research, for Applied and Industrial Markets, and for Homeland Security Detection

BILLERICA, Massachusetts – December 3, 2007 – Bruker BioSciences Corporation (NASDAQ: BRKR) announced today that it has entered into definitive agreements to acquire the companies of the privately held Bruker BioSpin group for $388 million in cash and for 57.5 million in Bruker BioSciences shares, valued at $526 million at the November 28, 2007 trailing 10 trading day average closing price of $9.14 per BRKR share. The transaction is subject to Bruker BioSciences shareholder approval, customary regulatory approvals and financing, and is expected to close in early 2008.

The acquisition agreements were signed following the unanimous approval by a Special Committee of independent directors, as well as by all independent directors of the Board of Directors of Bruker BioSciences, with the non-independent Bruker BioSciences directors recusing themselves from the Board vote. The transaction is subject to approval by a majority of shareholders of Bruker BioSciences, as well as by a majority of the Bruker BioSciences shareholders not affiliated with the Laukien family who vote on the transaction.

Excluding transaction fees, the acquisition is expected to be highly accretive for Bruker BioSciences, and should significantly improve its operating margin and cash flow profile. As an illustration, including the Bruker BioSciences shares to be issued in connection with this acquisition, and including estimated interest expense that would have been incurred on the acquisition related debt, the pro forma EPS for the combined companies in 2006 and for the nine months ended September 30, 2007 would have increased by more than 50%, when compared to the actual EPS of Bruker BioSciences as a stand-alone company during these periods. The combination is also expected to generate both additional revenue-related synergies through cross-selling opportunities and integrated solutions development, as well as modest cost and expense synergies through better sourcing efficiencies and shared administrative functions.

Bill Linton, the Lead Director of Bruker BioSciences and chairman of its Special Committee of independent directors, commented on the transaction: “While both Bruker BioSciences and Bruker BioSpin are well established and successful companies on their own, the combined company will considerably increase and diversify its market presence, technology base, product lines, global distribution and customer support capabilities. The Special Committee believes that this acquisition is compelling from both a strategic and a financial perspective, and is a very positive development for Bruker BioSciences and all of its stockholders.”

Frank Laukien, President and CEO of Bruker BioSciences, stated: “This business combination will enable us to better leverage the Bruker brand and to increase our capabilities even further in many of the markets and geographies that we serve. We expect that a combined single public Bruker company will be beneficial to our customers, employees and suppliers, and will be advantageous to all Bruker BioSciences shareholders through significantly improved operating margins, net income margins, EPS and cash flows.”

The Resulting Combined Company

After the closing of this acquisition, Bruker BioSpin will join the existing Bruker BioSciences operating companies Bruker AXS, Bruker Daltonics and Bruker Optics.

Bruker BioSpin designs, manufactures and distributes enabling life science and analytical research systems based on magnetic resonance core technology. Bruker BioSpin’s technology platforms include nuclear magnetic resonance (NMR), electron paramagnetic resonance (EPR), research MRI (magnetic resonance imaging), as well as superconducting magnets and superconducting wire. Bruker BioSpin is the worldwide technology and market leader in NMR, EPR and pre-clinical MRI, as well as in related superconducting magnet technology. For more information, please visit www.bruker-biospin.com

The new combined company, consisting of Bruker BioSciences and the Bruker BioSpin group, is expected to be renamed Bruker Corporation (NASDAQ: BRKR)  and will have expected 2007 pro forma revenue in excess of $900 million, and over 3,700 employees serving its customers worldwide. Pro forma combined financials of Bruker BioSciences and the Bruker BioSpin group as of September 30, 2007 will be filed as part of the planned proxy statement described below.

This combination brings together a broad range of magnetic resonance, mass spectrometry, x-ray analysis, elemental analysis and molecular spectroscopy platforms, as well as superconducting magnet and wire technology. The combined single Bruker company will be in a position to provide a unique combination of complementary high-performance scientific instruments and solutions for molecular and materials research, as well as for industrial and applied analysis, including:

•                  organic and inorganic chemistry, including metabolomics;

•                  expression proteomics and structural biology;

•                  pharmaceutical/biotech drug discovery and development;

•                  biomarker discovery, clinical proteomics and molecular diagnostics research;

•                  molecular imaging research in pathology and oncology;

•                  microorganism identification and infectious disease research;

•                  advanced materials research and nanotechnology;

•                  pharmaceutical process analysis technology and ‘pharma forensics’;

•                  applied food, beverage and agricultural analysis;

•                  advanced materials research and materials process analysis in the semiconductor, automotive, aerospace, energy, cement, metals, ceramics, polymers and raw materials industries;

•                  forensic analysis and toxicology;

•                  art, museum and conservation markets; and

•                  chemical, biological and nuclear detection for homeland security and defense.

Overview of the Bruker BioSpin Group

Bruker BioSpin’s NMR, EPR and MRI analytical and life-science products and solutions are utilized broadly in a variety of applications, including:

•                  pharmaceutical/biotech drug discovery and development;

•                  chemistry and molecular biology basic research, including structural biology

•                  NMR metabolic profiling and fingerprinting;

•                  MRI morphological and molecular imaging in non-invasive animal research; and

•                  food, beverage and agricultural products analysis to ensure their content, origin, authenticity and safety.

Bruker BioSpin also develops and manufactures bench-top time-domain (TD) NMR analyzers, which are already being distributed globally into applied markets via Bruker Optics, an operating company of Bruker BioSciences.

Bruker BioSpin’s superconducting wire technologies and products are developed and manufactured at European Advanced Superconductor GmbH & Co. KG (EAS) as well as at European High-Temperature Superconductor GmbH & Co. KG (EHTS), both located near Frankfurt, Germany. They consist of:

•                  advanced low-temperature superconducting wires for clinical MRI magnets, NMR magnets, FTMS magnets, as well as for magnets used in major accelerators or international research facilities, such as the ITER nuclear fusion project; and

•                  high-temperature superconductors (HTS) with applications in next-generation magnet technologies, energy storage and power-grid stabilization, as well as advanced HTS industrial motors and generators.

The Bruker BioSpin group has its primary research and manufacturing facilities in Germany, France, Switzerland and the United States, as well as numerous sales, applications and customer support offices around the world. During the full year ended December 31, 2006, the combined Bruker BioSpin group recorded:

•                  total revenue of $447.0 million,

•                  operating income of $76.7 million,

•                  net income of $56.6 million, and

•                  cash from operations of $45.1 million.

During the nine months ended September 30, 2007, the combined Bruker BioSpin group recorded:

•                  total revenue of $351.9 million,

•                  operating income of $48.9 million,

•                  net income of $43.5 million, and

•                  cash from operations of $43.0 million.

After the completion of this transaction, Bruker Corporation intends to open up its Superconducting Wire Business to additional outside strategic and financial investors in order to accelerate the development and growth of its HTS wire business in applications outside of Bruker’s traditional scientific analysis instrumentation markets.

Deal Structure and Schedule

Bruker BioSciences will acquire Bruker BioSpin, which consists of a group of companies, for an aggregate purchase price of $914 million. Pursuant to the acquisition agreements, Bruker BioSciences will directly acquire the U.S. and German companies in the Bruker BioSpin group for $388 million in cash. Bruker BioSciences will also acquire the Swiss Bruker BioSpin holding company, as well as its Swiss and international subsidiaries, for 57,544,872 Bruker BioSciences shares, valued at $526 million at the November 28, 2007 trailing 10 trading day average closing price of $9.14 per share.

Prior to the end of 2007, the Swiss Bruker BioSpin holding company will pay a pre-transaction cash dividend of 75 million Swiss Francs (approximately $67.8 million at the average exchange rate of the trailing 10 trading days ending Nov. 28, 2007) to its present shareholders from earnings previously accumulated in the Bruker BioSpin group, independent of this transaction. As of September 30, 2007, and prior to paying this pre-transaction dividend, the Bruker BioSpin group had cash and cash equivalents totaling $268.8 million.

The $388 million cash component of the $914 million purchase price will be funded by approximately $47 million of existing cash, and by approximately $341 million drawn from a planned $380 million senior credit facility, underwritten by joint lead arrangers JP Morgan Securities Inc. and Citi Markets and Banking. This five-year global senior credit facility is expected to be syndicated to a consortium of U.S., German and Swiss major commercial banks, with many of which the Bruker group has enjoyed close banking relationships for many years. The senior credit facility is expected to consist of a $150 million term loan and a revolving credit facility of up to $230 million that will permit borrowing in US dollars, Euros and Swiss Francs. The total debt leverage of the combined Bruker company is expected to be at 2.4x EBITDA at closing.

Six members of the Laukien family, who presently own approximately 52% of Bruker BioSciences Corporation on an undiluted basis, also own 100% of the stock of the Bruker BioSpin group, and are expected to own approximately 69% of the combined Bruker Corporation after the closing. This acquisition therefore is a related-party transaction. Pursuant to the acquisition agreements, the transaction is subject to the approval of both a majority of Bruker BioSciences stockholders, and a majority of the non-affiliated BRKR stockholders who vote on the transaction. A Bruker BioSciences shareholder meeting is planned for the first quarter of 2008. The acquisition agreements were already approved by all of the shareholders and the Boards of Directors of the companies of the Bruker BioSpin group, which are being acquired in this transaction.

In addition to the acquisition agreements, the Laukien stockholders of Bruker BioSpin have concluded cash-stock exchange agreements amongst themselves, which at the time of the closing (or within one year thereafter) will result in individualized combinations of cash and BRKR stock received as consideration for their Bruker BioSpin ownership. Details will be provided in the Bruker BioSciences proxy statement described below. As a result, and after giving effect to all of these agreements, Bruker BioSciences’ President and CEO Frank Laukien has agreed to accept at least 80% BRKR stock and the remainder in cash as consideration for his approximately 17.7% ownership of the Bruker BioSpin group.

From a US GAAP accounting perspective, this transaction will be accounted for as an acquisition of businesses under common control due to the majority ownership position of the Laukien family in both companies. As a result, all one-time transaction costs will be expensed in the period they are incurred, rather than being added to goodwill. In addition, upon the closing of the transaction, all historical consolidated balance sheets, statements of operations, statements of cash flows and notes to the consolidated financial statements in future filings with the Securities and Exchange Commission will be restated by combining the historical consolidated financial statements of Bruker BioSciences with those of the Bruker BioSpin group.

As part of the acquisition agreements, the Board of Directors of Bruker BioSciences will, subject to stockholder approval, be expanded to add two directors, namely Dr. Dirk Laukien, President of Bruker Optics and a present Bruker BioSpin shareholder, and Dr. Tony Keller, currently Executive Chairman, and former long-term Co-CEO, of the Bruker BioSpin group.

The Special Committee of the Board of Directors of Bruker BioSciences was advised on this transaction by its financial advisor, Bear, Stearns & Co. Inc., and has received an opinion from Bear Stearns that the consideration to be paid by Bruker BioSciences is fair, from a financial point of view, to the non-affiliated stockholders of Bruker BioSciences. The Special Committee received independent legal advice from Dewey & LeBoeuf LLP. The transaction is subject to shareholder approval, customary regulatory approvals and the completion of financing, and is expected to close in early 2008.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THE TRANSACTIONS DESCRIBED IN THIS ANNOUNCEMENT HAVE NOT YET BEEN CONSUMMATED. BRUKER BIOSCIENCES AND ITS EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE BRUKER BIOSCIENCES MEETING OF STOCKHOLDERS

HELD TO APPROVE, AMONG OTHER THINGS, THE ISSUANCE OF SHARES IN THE TRANSACTION. BRUKER BIOSCIENCES WILL FILE A PROXY STATEMENT WITH THE SEC. STOCKHOLDERS OF BRUKER BIOSCIENCES SHOULD READ THIS PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO ALL STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING AT THE BRKR STOCKHOLDER MEETING. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, WHEN IT IS FILED ON THE SEC’S WEB SITE AT http://www.sec.gov OR BY DIRECTING A REQUEST TO  BRUKER BIOSCIENCES, 40 MANNING ROAD, BILLERICA, MA  01821, ATTN: INVESTOR RELATIONS, TEL. +1 (978) 663-3660, EXT. 1411.

CONFERENCE CALL

Bruker BioSciences will host a conference call, and live streaming-audio webcast, to discuss the acquisition at 8:30 a.m. Eastern Time on December 3, 2007. Additional information on the Bruker BioSpin group and this acquisition that will be discussed during the call has been posted on our website at www.bruker-biosciences.com under “Investor Relations”. To listen to the webcast, investors should go to www.bruker-biosciences.com, select Investor Relations, and then click on the live web broadcast. The webcast will remain on the Bruker BioSciences web site for 30 days.

Investors can also listen by calling 888-339-2688 in the U.S., or 617-847-3007 outside the U.S., and should refer to the Bruker BioSciences investor call (not intended for Bruker employees).  A telephone replay of the conference call will be available for three days, beginning one hour after the completion of the conference. The replay will be available by dialing toll-free 888-286-8010, or 617-801-6888 outside the US and Canada, and then entering replay pass code 72671589.

ABOUT BRUKER BIOSCIENCES

Bruker BioSciences Corporation in Billerica, Massachusetts is the parent company of Bruker AXS Inc., Bruker Daltonics Inc. and Bruker Optics, Inc. Bruker AXS is a leading provider of life science, materials research and industrial X-ray analysis and other elemental analysis systems. Bruker Daltonics is a leading provider of innovative life science tools based on mass spectrometry, and also offers a broad line of chemical, biological, radiological and nuclear (CBRN) detection products for homeland security. Bruker Optics is a leading provider of research, analytical and process analysis instruments and solutions based on infrared and Raman molecular spectroscopy technology. For more information, please visit www.bruker-biosciences.com

CAUTIONARY STATEMENT OF BRUKER BIOSCIENCES

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, and exposure to foreign currency fluctuations. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2006, our most recent quarterly reports on Form 10-Q and  our current reports on Form 8-K. We disclaim any intent or obligation to update these forward-looking statements other than as required by law.

FOR FURTHER INFORMATION:	Michael Willett, Investor Relations Officer
Tel: +1 (978) 663-3660, ext. 1411
Email: ir@bruker-biosciences.com